EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------

LEXINGTON PRECISION REPORTS FOURTH QUARTER AND YEAR RESULTS

NEW YORK, April 14, 2004 -- Lexington Precision Corporation reported a net loss of $3,643,000, or 77 cents per diluted common share, for the fourth quarter ended December 31, 2003, compared to net loss of $375,000, or 8 cents per diluted common share, for the fourth quarter of 2002.

Net sales for the fourth quarter of 2003 were $30,066,000, compared to $29,270,000 for the fourth quarter of 2002, an increase of 3%. Net sales of the Rubber Group increased by 9% to $25,211,000, while net sales of the Metals Group decreased by 21% to $4,855,000.

During the fourth quarter of 2003, the loss from operations totaled $1,834,000, compared to income of $388,000 for the fourth quarter of 2002. Income from operations at the Rubber Group increased to $2,585,000 from $1,727,000. The Metals Group reported a loss from operations of $3,606,000, compared to a loss of $802,000 for the fourth quarter of 2002. The Metals Group's operating results for the fourth quarter of 2003 included (1) a non-cash impairment charge of $2,427,000 to reduce the carrying value of the long-lived assets of its die casting division to fair value and (2) a non-cash charge of $208,000 to write off all of the unamortized goodwill of the Metals Group. The loss from operations at the Corporate Office increased from $537,000 to $813,000.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) for the fourth quarter of 2003, totaled $586,000, compared to EBITDA of $3,354,000 for the fourth quarter of 2002, a decrease of 83%. EBITDA for the Rubber Group increased from $3,674,000 to $4,294,000, and EBITDA for the Metals Group decreased from $208,000 to negative $2,904,000. EBITDA for the Corporate Office decreased from negative $528,000 to negative $804,000.

Net cash provided by operating activities for the fourth quarter of 2003 totaled $2,014,000, compared to $4,719,000 for the fourth quarter of 2002, a decrease of 57%.

The company reported a net loss of $6,449,000, or $1.36 per diluted common share, for the year ended December 31, 2003, compared to a net loss of $1,567,000, or 32 cents per diluted common share, for the year ended December 31, 2002.

Net sales for 2003 were $121,616,000, compared to $124,852,000 for 2002. Net sales of the Rubber Group increased by 4% to $103,243,000, while net sales of the Metals Group decreased by 29% to $18,373,000.




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


Lexington Precision Corporation
April 14, 2004

During 2003, income from operations totaled $923,000, compared to $4,867,000 for 2002. Income from operations at the Rubber Group decreased to $10,026,000 from $10,765,000. The Metals Group reported a loss from operations of $6,424,000, compared to a loss of $3,434,000 for 2002. The Metals Group's operating results for 2003 included (1) a non-cash impairment charge of $2,427,000 to reduce the carrying value of the long-lived assets of its die casting division to fair value and (2) a non-cash charge of $208,000 to write off all of the unamortized goodwill of the Metals Group. The loss from operations at the Corporate Office increased from $2,464,000 to $2,679,000.

EBITDA for the year ended December 31, 2003, totaled $11,202,000, compared to $16,732,000 for 2002, a decrease of 33% (see "Notice relating to use on non-GAAP measures"). EBITDA for the Rubber Group decreased from $18,551,000 to $17,147,000, and EBITDA for the Metals Group decreased from $592,000 to negative $3,304,000. EBITDA for the Corporate Office decreased from negative $2,411,000 to negative $2,641,000.

Net cash provided by operating activities for 2003 totaled $11,119,000, compared to $16,231,000 for 2002, a decrease of 31%.

NOTICE RELATING TO USE OF NON-GAAP MEASURES:

Attached to this press release are tables setting forth our condensed consolidated statements of operations and selected consolidated and segment financial data, including information concerning our cash flows from operations and reconciliations of consolidated net loss from operations to consolidated EBITDA. EBITDA is not a measure of performance under accounting principles generally accepted in the United States and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with generally accepted accounting principles. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and to service debt. Nevertheless, EBITDA has distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the company. Likewise, depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the company. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.

Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact: Warren Delano, President (212) 319-4657






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



                         LEXINGTON PRECISION CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                           QUARTER ENDED               YEAR ENDED
                                                                            DECEMBER 31                DECEMBER 31
                                                                        --------------------      ----------------------
                                                                         2003         2002          2003          2002
                                                                        -------      -------      --------      --------

Net sales                                                               $30,066      $29,270      $121,616      $124,852
Cost of sales                                                            27,008       26,957       109,526       110,718
                                                                        -------      -------      --------      --------
     Gross profit                                                         3,058        2,313        12,090        14,134
Selling and administrative expenses                                       2,257        1,925         8,532         8,658

Impairment of goodwill                                                      208           --           208            --
Impairment of long-lived assets                                           2,427           --         2,427            --
Plant closure costs                                                          --           --            --           609
                                                                        -------      -------      --------      --------
     Income from operations                                              (1,834)         388           923         4,867

Interest expense                                                         (1,794)      (1,479)       (7,049)       (7,220)
Gain on sale of securities                                                   --          248            --           248
                                                                        -------      -------      --------      --------
     Loss before income taxes                                            (3,628)        (843)       (6,126)       (2,105)
Income tax provision (benefit)                                               15         (468)           76          (538)
                                                                        -------      -------      --------      --------
Net loss before cumulative effect of a change in
  accounting principle                                                   (3,643)        (375)       (6,202)       (1,567)
Cumulative effect of a change in accounting principle                        --           --           247            --
                                                                        -------      -------      --------      --------
     Net loss                                                           $(3,643)     $  (375)     $ (6,449)     $ (1,567)
                                                                        =======      =======      ========      ========

Per share data:
     Basic and diluted net loss applicable to common
        stockholders before cumulative effect of a
        change in accounting principle                                  $ (0.77)     $ (0.08)     $  (1.31)     $  (0.32)
     Cumulative effect of a change in accounting principle                   --           --         (0.05)           --
                                                                        -------      -------      --------      --------
     Basic and diluted net loss applicable to common
      stockholders                                                      $ (0.77)     $ (0.08)     $  (1.36)     $  (0.32)
                                                                        =======      =======      ========      ========
Reconciliation of net loss to EBITDA:
     Net loss                                                           $(3,643)     $  (375)     $ (6,449)     $ (1,567)
     Add back:
         Depreciation and amortization                                    2,420        2,966        10,279        11,865
         Interest expense                                                 1,794        1,479         7,049         7,220
         Income tax provision                                                15         (468)           76          (538)
         Gain on sale of securities                                          --         (248)           --          (248)
         Cumulative effect of change in accounting
          principle                                                          --           --           247            --
                                                                        -------      -------      --------      --------
     EBITDA                                                             $   586      $ 3,354      $ 11,202      $ 16,732
                                                                        =======      =======      ========      ========
Net cash provided by operating activities                               $ 2,014      $ 4,719      $ 11,119      $ 16,231
                                                                        =======      =======      ========      ========



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

                         LEXINGTON PRECISION CORPORATION

                 SELECT CONSOLIDATED AND SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)

                                                              QUARTER ENDED              YEAR ENDED
                                                               DECEMBER 31               DECEMBER 31
                                                          --------------------      ----------------------
                                                           2003          2002         2003          2002
                                                          -------      -------      --------      --------


Net sales:
     Rubber Group                                         $25,211      $23,149      $103,243      $ 98,880
     Metals Group                                           4,855        6,121        18,373        25,972
                                                          -------      -------      --------      --------
         Total net sales                                  $30,066      $29,270      $121,616      $124,852
                                                          =======      =======      ========      ========
Income (loss) from operations:
     Rubber Group                                         $ 2,585      $ 1,727      $ 10,026      $ 10,765
     Metals Group                                          (3,606)        (802)       (6,424)       (3,434)
     Corporate Office                                        (813)        (537)       (2,679)       (2,464)
                                                          -------      -------      --------      --------
         Total income (loss) from operations               (1,834)         388           923         4,867
                                                          -------      -------      --------      --------

Add back depreciation and amortization included
  in income from operations:
     Rubber Group                                           1,709        1,947         7,121         7,786
     Metals Group                                             702        1,010         3,120         4,026
     Corporate Office                                           9            9            38            53
                                                          -------      -------      --------      --------
         Total depreciation and amortization                2,420        2,966        10,279        11,865
                                                          -------      -------      --------      --------

Earnings (loss) before interest, taxes, depreciation,
  and amortization (EBITDA):
     Rubber Group                                           4,294        3,674        17,147        18,551
     Metals Group                                          (2,904)         208        (3,304)          592
     Corporate Office                                        (804)        (528)       (2,641)       (2,411)
                                                          -------      -------      --------      --------
         Total EBITDA                                     $   586      $ 3,354      $ 11,202      $ 16,732
                                                          =======      =======      ========      ========

Asset impairment charges (non-cash):
     Rubber Group                                         $    --      $    --      $     --      $     --
     Metals Group                                           2,635           --         2,635            --
     Corporate office                                          --           --            --            --
                                                          -------      -------      --------      --------
         Total asset impairment charges (non-cash)        $ 2,635      $    --      $  2,635      $     --
                                                          =======      =======      ========      ========

Capital expenditures:
     Rubber Group                                         $ 1,003      $ 1,204      $  4,873      $  3,690
     Metals Group                                             229          203           912         1,536
     Corporate Office                                           3           --            14             4
                                                          -------      -------      --------      --------
         Total capital expenditures                       $ 1,235      $ 1,407      $  5,799      $  5,230
                                                          =======      =======      ========      ========



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